UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2014
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)
555 Northpoint Center East, Suite 400 Alpharetta, GA (Address of Principal Executive Offices)		30022 Zip Code

(678) 366-4400
(Registrant’s telephone number, including area code)

1218 Third Avenue, Suite 505
                            Seattle, WA 98101
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 2, 2014, Legend Oil and Gas Ltd. (the “Company”) received the resignation of James Vandeberg, from the positions of the Company's non-employee Chief Financial Officer (“CFO”), Secretary and Director, effective immediately. Mr. Vandeberg’s resignation as CFO does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

In connection with his resignation, Mr. Vandeberg will retain his shares of common stock in the Company.  Further, Mr. Vandeberg will not receive any severance nor additional common shares or other securities in the Company.

On July 2, 2014, the Company announced the appointment of Warren S. Binderman, 50, as the Company's non-employee Executive Vice President, CFO and Principal Accounting Officer, commencing on July 3, 2014. Prior to assuming this position with the Company, since 2007, Mr. Binderman serves and has served as the President and Managing Director of Binderman Group, LLC, a multi-faceted public accounting and consulting firm. Prior to establishing Binderman Group, LLC, Mr. Binderman was a Partner with UHY, LLP and Managing Director for UHY Advisors Mid-Atlantic, Inc., an owner of SPS Consulting, LLC, a boutique consulting firm in Bethesda, Maryland, and an Audit Manager in the Mid-Atlantic practice for Arthur Andersen, LLP from 1990 through 1999. In 1990, Mr. Binderman received a B.S. in Business and Management, with a concentration in Accounting, from the University of Maryland, magna cum laude. He is a licensed CPA in Georgia and Maryland and a member of the AICPA.

The material terms of Mr. Binderman's agreement with the Company are as follows:

·         Mr. Binderman, through Binderman Group, LLC, will be paid a monthly cash fee of $6,000.
·         Mr. Binderman will receive a stock grant equivalent to or options to purchase an amount equal to 7,500,000 shares of the Company’s common stock, exercised at his option, at a price per share at the market closing price on July 2, 2014.
·         If Mr. Binderman’s services are terminated by the Company without cause, he will receive a final payment of $15,000, in addition to his monthly fees accrued as of that date.

It is expected that Mr. Binderman will enter into a consulting agreement with the Company setting forth these and other terms of his role as Executive Vice President and Chief Financial Officer.

Item 9.01             Financial Statements and Exhibits.

Exhibits                      99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 3, 2014

LEGEND OIL AND GAS LTD.

By:	/s/ Marshall Diamond-Goldberg

Marshall Diamond-Goldberg, CEO